Exhibit 10.9

January 27, 2025

Robert Doebele, MD PhD

Re: Employment Offer Letter

Dear Robert:

Boundless Bio, Inc. (the “Company”) is pleased to offer you employment with the Company on the terms set forth in this letter (this “Agreement”).

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Duties. You will serve as the Company’s Chief Medical Officer and perform such duties as are customarily associated with such position and such other duties as are assigned to you by the Company’s Chief Executive Officer (“CEO”). You will report to the CEO. This is an exempt position.
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Start Date. Your start date will be on February 3, 2025. This offer, if not accepted, will expire at the close of business on January 27, 2025.
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Exclusive Services. You shall perform your services on a full-time basis and devote your full working time and attention to the business affairs of the Company and its affiliates. Your primary work location shall be your home office in Denver, Colorado, subject to such travel as reasonably required in connection with your duties whenever deemed necessary or requested by the Company from time to time. Subject to the terms of the Company’s form of Proprietary Information and Inventions Agreement (the “Proprietary Information and Inventions Agreement”), as described below, this shall not preclude you from (a) devoting time to personal and family investments, (b) participating in industry associations, (c) serving as a Senior Editor for the American Association of Cancer research’s journal of Clinical Cancer Research, (d) providing occasional and limited consulting or advisory services to the University of Colorado or other applicable third parties as may be required solely in relation to your inventorship of certain patient derived cell lines, to the extent not in conflict with your role at the Company (and subject to keeping the Company timely informed of such activities), and completing remaining publications from prior academic collaborations pre-dating your role at the Company, (e) serving as co-author of publications arising from your role in the conduct of clinical trials sponsored by your previous employer, Rain Oncology, Inc., and/or their acquiror Pathos AI, Inc., or (f) serving on up to one outside board with the approval of the CEO or the Company’s Board of Directors (the “Board”), provided such activities do not interfere with your duties to the Company, as determined in good faith by the CEO or the Board.
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Compensation. Your compensation will be as follows:
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Base Salary. You will receive an annual base salary of $500,000, to be paid in accordance with the Company’s customary payroll procedures.
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Annual Bonus. You will be eligible to earn an annual performance bonus equal to 40% of your annual base salary under the Company’s annual bonus plan, subject to the terms and conditions of such plan; provided that your annual bonus for the 2025 fiscal year shall be pro-rated based on the portion of such year that has elapsed from your start date through December 31, 2025. Whether you receive such a bonus, and the amount of any such bonus, shall be determined by the Board

(or duly authorized committee thereof) in its sole discretion, and shall be based upon achievement of performance objectives established by the Board (or duly authorized committee thereof) and other criteria to be determined by the Board (or duly authorized committee thereof). Except as provided in the Severance Plan (as defined below), you must be employed by the Company on the date of payment of such annual bonus in order to be eligible to receive such annual bonus. You hereby acknowledge and agree that nothing contained herein confers upon you any right to an annual bonus in any year, and that whether the Company pays you an annual bonus and the amount of any such annual bonus will be determined by the Company in its sole discretion.
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Equity Awards. Subject to approval of the Board, you will be granted stock options to purchase 180,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value per share of the Company’s common stock on the date of grant (the “Stock Options”). The Stock Options will be granted pursuant to the Company’s 2024 Incentive Award Plan (the “Plan”). The Stock Options will be subject to the terms and conditions of the Plan and your stock option agreement. The Stock Options will vest over a four year vesting schedule, with 25% of the Stock Options vesting on the first anniversary of your start date and the remaining Stock Options vesting in 36 equal monthly installments thereafter, subject to your continued employment or service to the Company on each such vesting date.
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Benefits. You will be eligible to participate in all of the employee benefit plans or programs the Company generally makes available to similarly situated employees, pursuant to the terms and conditions of such plans. You will be entitled to paid time off and all holidays in accordance with Company policy. The Company reserves the right to change compensation and benefits provided to its employees from time to time in its discretion.
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Withholding. All amounts payable to you will be subject to appropriate payroll deductions and withholdings.
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Expenses. You will be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company’s business, with appropriate documentation and in accordance with the Company’s standard policies.
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Severance. Any rights to payments or benefits you may have in connection with any termination of employment will be governed by the Company’s Severance and Change in Control Severance Plan (the “Severance Plan”), a copy of which has been provided to you. By signing this Agreement, you acknowledge your designation as a Tier 2 Covered Employee (as defined in the Severance Plan) in the Severance Plan and your understanding that you agree to all the terms and conditions of the Severance Plan, including certain promises and covenants contained in Section 7.2 of the Severance Plan, and your Participation Agreement with respect to your participation in the Severance Plan (the “Participation Agreement”) (in each case, which apply regardless of whether you receive any payments or benefits under the Severance Plan). A copy of your Participation Agreement is attached to this Agreement.
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Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of your taxable year following the taxable year in which you incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of yours, and your right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.
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Company Policies And Proprietary Information and Inventions Agreement. As a condition of your employment with the Company, you agree to execute and abide by the terms of the Company’s form of Proprietary Information and Inventions Agreement, which must be signed and returned to the Company prior to your start date. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach. The Company may modify, revoke, suspend or terminate any of the terms, plans, policies and/or procedures described in the employee handbook, if any, or as otherwise communicated to you, in whole or part, at any time, with or without notice.
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Other Protections. You acknowledge that the Company has provided you with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the confidential information to your attorney and use the confidential information in the court proceeding, if you file any document containing the confidential information under seal, and do not disclose the confidential information, except pursuant to court order. In addition, nothing in this Agreement or the Proprietary Information and Inventions Agreement shall prevent you from (x) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (y) exercising any rights you may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (z) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that you have reason to believe is unlawful.
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Other Agreements. You represent and agree that your performance of your duties for the Company shall not violate any agreements, obligations or understandings that you may have with any third party or prior employer. You agree not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of your former employers. You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information. While employed by the Company, you will not engage in any business activity in competition with the Company nor make preparations to do so. In the event that you wish to undertake a business activity outside the scope of your employment by the Company, which activity you believe entails no conflict with the Company’s activities, you agree to inform the Company of your intentions prior to the initiation of such outside business activity, and you furthermore agree to abide by the Company’s decision as to whether or not there is no conflict. If, in the Company’s sole determination, a conflict exists or is likely to develop, you agree not to undertake such outside business activity.
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At-will Employment. Your employment with the Company will be “at-will” at all times, meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without Cause (as defined in the Severance Plan). Any contrary representations that may have been made to you are superseded by this Agreement. This Agreement in no way represents a fixed-term employment contract. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.
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Employment Eligibility. As a condition to your employment with the Company, you are required to (a) sign and return a Form I-9 providing sufficient documentation establishing your employment eligibility in the United States, and (b) provide satisfactory proof of your identity as required by United States law. This offer is also contingent upon successful completion of a background check and positive references.
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Dispute Resolution. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in the county in which you reside as of the date of this Agreement through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS arbitration rules. The rules may be found online at www.jamsadr.com or upon written request to the Company. This paragraph is intended to be the exclusive method for resolving any and all claims by the parties against each other relating to your employment; provided that you will retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) claims for unpaid wages or waiting time penalties brought before any agency in any applicable jurisdiction) (provided that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this paragraph; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the any similar agency in any applicable jurisdiction; provided, further, that, except as otherwise provided by law, you will not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. Further, nothing in this paragraph is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The Company shall pay all costs of arbitration, including without limitation, arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator. Unless otherwise ordered by the arbitrator under applicable law, the Company and you shall each bear its or your own expenses, such as attorneys’ fees, costs and disbursements. Nothing herein shall prevent the Company or you from seeking a statutory award of reasonable attorneys’ fees and costs. Each party warrants that it has had the opportunity to be represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein. Both you and the Company expressly waive your right to a jury trial. You further waive your right to pursue claims against the Company on a class basis; provided, however, that you do not waive your right, to the extent preserved by law, to pursue representative claims against the Company under the California Private Attorney General Act.

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Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.
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Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.
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Entire Agreement. This Agreement, the Proprietary Information and Inventions Agreement, and the Participation Agreement constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein and therein. This Agreement, the Proprietary Information and Inventions Agreement, and the Participation Agreement supersede any other such promises, warranties, representations or agreements between you and the Company. This Agreement may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company.
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Indemnification. You are entitled to indemnification in accordance with the Company's bylaws, charter, other organizational documents and applicable law. You are covered as an insured under any contract of directors and officers liability insurance. This paragraph shall survive any termination of your employment or of this Agreement with respect to all of your acts and omissions to act occurring during your employment.
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Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflicts of law provisions thereof.

If you choose to accept this Agreement under the terms described above, please acknowledge your acceptance of by returning a signed copy of this Amended Agreement to our attention.

Sincerely,

Boundless Bio, Inc.

/s/ Zachary D. Hornby

Name: Zachary D. Hornby

Title: Chief Executive Officer

Agreed and Accepted:

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge and agree that no other commitments were made to me in connection with this Agreement except as specifically set forth herein.

/s/ Robert Doebele Date: 1/27/2025

Robert Doebele, MD PhD

Attachments: Proprietary Information and Inventions Agreement

Severance Plan

Participation Agreement